SHARE PURCHASE AGREEMENT

          This Share Purchase Agreement (the "Agreement") is entered into as of December 19, 2001, by and between Fonovisa L.L.C., a Nevada limited liability company ("Buyer"), and Univision Communications Inc., a Delaware corporation ("Seller").

          WHEREAS, Buyer has indicated it desires to purchase shares of Seller's Series B Convertible Redeemable Preferred Stock (collectively, the "Preferred Shares");

          WHEREAS, Seller is willing to sell such Preferred Shares to Buyer;

          NOW, THEREFORE, in consideration of the mutual promises contained herein and intending to be legally bound, the parties agree as follows:

     1. PURCHASE AND SALE OF STOCK. Seller hereby agrees to sell to Buyer and Buyer hereby agrees to purchase from Seller, 375,000 Preferred Shares for an aggregate purchase price of U.S.$375,000,000 (the "Share Purchase Price"). Buyer shall pay the Share Purchase Price to Seller as promptly as practical but in no event later than December 26, 2001 by wire transfer to the account of Seller shown on Exhibit A. Upon receipt of the Share Purchase Price, Seller shall deliver to Buyer a certificate, registered in Buyer's name, representing the Preferred Shares. A form of share certificate for the Preferred Shares is attached hereto as Exhibit B and the Certificate of Designation regarding the Preferred Shares is attached hereto as Exhibit C (the "Certificate of Designation").

     2. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Buyer as follows:

          A. ORGANIZATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of Delaware with all necessary corporate power and authority to execute, deliver and perform this Agreement.

          B. EXECUTION, DELIVERY AND PERFORMANCE; BINDING OBLIGATION. The execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary corporate action on the part of Seller. This Agreement constitutes the legally valid and binding obligation of Seller, enforceable against Seller in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally.

          C. NO VIOLATION. Neither the Seller nor any of its subsidiaries is (i) in violation of its charter or bylaws or (ii) in breach or default in the performance or observance of any material agreement to which it is a party or by which it is bound, except as disclosed in the Public Filings (as defined below) and except for such breaches or defaults that would not have a material adverse effect on (x) the condition (financial or otherwise), earnings, business affairs or business prospects of Seller and its subsidiaries, taken as a whole, or (y) Seller's ability to perform its obligations under this Agreement (a "Material Adverse Effect"). The execution, delivery and performance of this Agreement by Seller, the conversion of the Preferred Shares and the exercise of the Warrant will not violate or constitute a breach or default (whether upon lapse of time or the occurrence of any act or event or otherwise) under (a) the charter documents or bylaws of Seller or any of its subsidiaries, (b) any law to which Seller or any of its subsidiaries is subject, which breach, default or violation would have a Material Adverse Effect or (c) any material agreement to which Seller or any of its subsidiaries is a party or is bound, which breach, default or violation would have a Material Adverse Effect.

          D. NO REGISTRATION. The execution, delivery and performance of this Agreement by Seller and the transactions contemplated hereby, other than the conversion of the Preferred Shares, which require a filing under the HSR Act (as defined below) and could require approval from the Federal Communication Commission, will not require filing or registration with, or the issuance of any permit by, or receipt of any approval or other consent from, any person or entity.

          E. NO PAYMENT TRIGGERED. The execution, delivery and performance of this Agreement and the conversion of the Preferred Shares will not cause the acceleration of any payment or trigger any other right under any agreement, arrangement, commitment or understanding to which Seller is a party or by which Seller is bound.

          F. PUBLIC DOCUMENTS. Since December 31, 2000, Seller has filed with the U.S. Securities and Exchange Commission (the "SEC") all reports, proxy materials and registration statements required to be filed by it pursuant to the U.S. federal securities laws and has made all other filings required to be made by it with the SEC (collectively, the "Public Filings"). None of the Public Filings contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, in each such case as of its filing date, mailing date or effective date, as the case may be. Since the date of the filing with the SEC of Seller's most recent Form 10Q, there has not been (A) any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), earnings, business affairs or business prospects of Seller and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, (B) any transaction entered into by Seller or its subsidiaries, other than in the ordinary course of business, that is material to Seller and its subsidiaries, taken as a whole, (C) any dividend or other obligation declared, paid or made by Seller on its capital stock or (D) any incurrence by Seller or its subsidiaries of any material liability or obligation, direct or contingent.

          G. FINANCIAL STATEMENTS. The consolidated financial statements included in or incorporated by reference into the Public Filings, together with related schedules and notes, present fairly the consolidated financial position, results of operations and changes in financial position of the Seller and its subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply, and such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein.

          H. OWNERSHIP. The Preferred Shares upon issuance, and the Conversion Shares (as defined below) upon issuance in accordance with the terms of this Agreement, will be duly authorized, validly issued and outstanding and fully paid and nonassessable. Except as set forth in the Public Filings, Seller has not entered into any outstanding contracts or other rights to subscribe for or purchase, or contracts or other obligations to issue or grant any rights to acquire, any capital of Seller, or to restructure or recapitalize Seller, and, to Seller's knowledge, there are no outstanding contracts to repurchase, redeem or otherwise acquire any capital stock of Seller.

          I. RESERVATION OF SHARES. Seller has reserved a sufficient number of shares of Class A Common Stock for issuance to Holder upon conversion of the Preferred Shares.

          J. LISTING ON THE NEW YORK STOCK EXCHANGE ("NYSE"). The
Conversion Shares have been, or by the date of payment of the Purchase Price will be, approved for listing on the NYSE, subject only to official notice of issuance.

          K. USE OF PROCEEDS. Immediately following the receipt of the Share Purchase Price, Seller shall apply such purchase price to repay an equivalent amount of indebtedness outstanding under Seller's bank credit agreement dated July 18, 2001.

     3. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller as follows:

          A. ORGANIZATION. Buyer is a limited liability company, duly organized, validly existing and in good standing under the laws of Nevada with all necessary corporate power and authority to execute, deliver and perform this Agreement.

          B. EXECUTION, DELIVERY AND PERFORMANCE; BINDING OBLIGATION. The execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary corporate action on the part of Buyer. This Agreement constitutes the legally valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally.

          C. NO VIOLATION OF LAW; AGREEMENTS. The execution, delivery and performance of this Agreement by Buyer will not violate or constitute a breach or default (whether upon lapse of time or the occurrence of any act or event or otherwise) under (i) the charter documents or bylaws of Buyer,
(ii) any law to which Buyer is subject, which breach, default or violation would have a material adverse effect on Buyer's ability to perform its obligations under this Agreement, or (iii) any agreement to which Buyer is a party, which breach, default or violation would have a material adverse effect on Buyer's ability to perform its obligations under this Agreement.

          D. INVESTMENT INTENT. Buyer is purchasing the Preferred Shares solely for its own account, for investment purposes only and not with a view to the distribution thereof in violation of the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities law, and Buyer has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment represented by its purchase of such Preferred Shares. Buyer acknowledges that such Preferred Shares have not been and prior to issuance will not be registered under the Securities Act or any other securities law and may not be sold, and Buyer hereby covenants that such Preferred Shares will not be sold, in whole or in part, in the United States of America except pursuant to a registration statement effective under the Securities Act or pursuant to an exemption from registration under the Securities Act, and in compliance with all other applicable securities laws.

          E. ACCREDITED INVESTOR. Buyer is an accredited investor within the definition set forth in Rule 501(a) of the regulations promulgated by the SEC pursuant to the Securities Act.

     4.   CONTINUING COVENANTS.

          A. REGISTRATION RIGHTS. The parties agree and acknowledge that the Class A Shares into which the Preferred Shares are convertible (the "Conversion Shares") will be subject to the terms and conditions of the Registration Rights Agreement (the "Registration Rights Agreement") dated October 2, 1996 by and among Seller, Buyer and various other parties set forth therein. The parties further agree that for the purposes of the Registration Rights Agreement the Class A Shares will be deemed Common Stock held by the Televisa Holders.

          B. HSR ACT MATTERS. Seller and Buyer will as promptly as practicable, file with the United States Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") (i) the notification and report form, if any, required for the transactions contemplated by this Agreement, including without limitation the conversion of the Preferred Shares, and (ii) any supplemental information requested in connection therewith pursuant to the Hart-Scott-Rodino Act of 1976 (the "HSR Act"). Seller and Buyer will use commercially reasonable efforts to take all such actions, such that the waiting period specified in the HSR Act will expire or be satisfied as soon as reasonably possible.

          C. RESTRICTION ON TRANSFERS. Buyer will not sell, assign, convey or otherwise transfer the Preferred Shares without the prior written consent of the Seller except in connection with an acquisition, share repurchase, redemption, merger, reorganization or similar transaction in which all of the holders of Buyer's Class A Common Stock are entitled to participate or as permitted by Section 5B below.

     5.   GENERAL.

          A. SURVIVAL. The representations, warranties and agreements in this Agreement will survive any investigation made by either party, and the execution of this Agreement.

          B. NO ASSIGNMENT. Neither party may assign this Agreement without the prior written consent of the other party; provided, that Buyer may assign its rights to any direct or indirect wholly-owned subsidiaries of Grupo Televisa S.A.; provided, further, that any such assignment shall not relieve Buyer of its obligations hereunder.

          C. BINDING EFFECT; PARTIES IN INTEREST. This Agreement is binding on and benefits only the parties and their respective permitted successors and assigns. Nothing in this Agreement gives any rights or remedies to any person other than the parties and their respective permitted successors and assigns, nor does anything in this Agreement relieve or discharge any obligation or liability of any third person to either party. No provision of this Agreement gives any third person any right of subrogation or action over or against either party to this Agreement.

          D. COMPLETE AGREEMENT. This Agreement, including the documents attached to this Agreement as Exhibits, is the complete and exclusive statement of agreement of the parties as to matters covered by it. It replaces and supersedes all prior written or oral agreements or statements by and among the parties with respect to the matters covered by it. No representation, statement, condition or warranty not contained in this Agreement is binding on the parties.

          E. AMENDMENTS; WAIVERS. Any amendment to this Agreement requires the approval of both parties. Any waiver of any right or remedy requires the consent of the party waiving it. Every amendment or waiver must be in writing and designated as an amendment or waiver, as appropriate. No failure by either party to insist on the strict performance of any provision of this Agreement, or to exercise any right or remedy, will be deemed a waiver of such performance, right or remedy, or of any other provision of this Agreement.

          F. INTERPRETATION. If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of either party or its counsel. The parties waive any statute or rule of law to the contrary.

          G. ATTORNEYS' FEES AND COSTS. If any legal action or other proceeding is brought to enforce or interpret this Agreement or matters relating to it, the substantially prevailing party will be entitled to recover from the other party reasonable attorneys' fees and other costs incurred in such action or proceeding, in addition to any other relief to which the prevailing party is entitled.

          H. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of California without regard to its rules of conflict of laws.

          I. JURISDICTION; VENUE; SERVICE OF PROCESS. Each of the parties irrevocably submits to the jurisdiction of any California State or United States Federal court sitting in Los Angeles County in any action or proceeding arising out of our relating to this Agreement or the transactions contemplated hereby, and irrevocably agrees that any such action or proceeding may be heard and determined only in such California State or Federal court. Each of the parties irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding. Each of the parties irrevocably appoints CT Corporation System (the "Process Agent"), with an office on the date hereof at 818 West 7th Street, Los Angeles, CA 90017 as its agent to receive on behalf of it and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by delivering a copy of such process to any of the parties in care of the Process Agent at the Process Agent's above address, and each of the parties irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternate method of service, each of the parties consents to the service of copies of the summons and complaint and any other process which may be served in any such action or proceeding by personally delivering of a copy of such process to such party at its address specified in or pursuant to Section 5.M. Each of the parties agrees that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          J. ENFORCEMENT OF AGREEMENT. The parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with its specific terms or as otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any California court, this being in addition to any other remedy to which they are entitled at law or in equity. In any such action for specific performance, no party will be required to post a bond.

          K. COUNTERPARTS. This Agreement and any amendment hereto or any other agreement (or document) delivered pursuant hereto may be executed in one or more counterparts, each of which will be deemed an original and all of them will constitute one agreement. A facsimile signature page will be deemed an original signature page.

          L. HEADINGS. The headings in this Agreement are only for convenience and ease of reference and are not to be considered in construction or interpretation.

          M. NOTICES. Any notice required to be given hereunder will be sufficient if in writing, and sent by facsimile transmission and by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

If to Buyer:                            If to Seller:

Fonovisa L.L.C.                         Univision Communications Inc.
[address]                               1999 Avenue of the Stars, Suite 3050
                                        Los Angeles, California 90067
                                        Attn: C. Douglas Kranwinkle
                                        Telecopier: (310) 556-3568

With copies to:                         With a copy to:

Grupo Televisa, S.A.                    O'Melveny & Myers LLP
Av. Vasco de Quiroga No. 2000           1999 Avenue of the Stars, Suite 700
Edificio A, Piso 4, Colonia Santa Fe    Los Angeles, CA 90067
01210, Mexico, DF                       Attention: Kendall R. Bishop
Attention: Alfonso de Angoitia          Telecopier No.: (310) 246-6779
Telecopier: 011-52-55-5-261-2451

Fried, Frank, Harris, Shriver
  & Jacobson
One New York Plaza
New York, New York 10004
Attention: Joseph Stern
Telecopier: (212) 859-8589

or to such other address as either party specifies by written notice so given, and such notice will be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

          N. FURTHER ASSURANCES. Each party will execute and deliver, both before and after the Closing, such further certificates, agreements and other documents and take such other actions as the other party may reasonably request to consummate or implement the transactions contemplated by this Agreement or to evidence such events or matters, including the execution and delivery of such assignment and transfer documents as either party may deem necessary or desirable.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officers as of the day and year first above written.

                                BUYER:

                                FONOVISA L.L.C.


                                By:
                                   -------------------------------
                                   Name:
                                   Title:


                                SELLER:

                                UNIVISION COMMUNICATIONS INC.


                                By:
                                   -------------------------------
                                   Name:
                                   Title:

                                 EXHIBIT A

                       UNIVISION COMMUNICATIONS INC.
                          WIRE INSTRUCTIONS (UTG)


Bank Name:      [Redacted]






Account Name:   [Redacted]





Bank Account #: [Redacted]

ABA #:          [Redacted]

                                 EXHIBIT B

                          FORM OF PREFERRED SHARES

                                 EXHIBIT C

                         CERTIFICATE OF DESIGNATION
                                    OF
              SERIES B CONVERTIBLE REDEEMABLE PREFERRED STOCK
                                    OF
                      UNIVISION COMMUNICATIONS INC.,
                          A DELAWARE CORPORATION

          PURSUANT TO SECTION 151 OF THE GENERAL CORPORATION LAW
                         OF THE STATE OF DELAWARE

                      -------------------------------


          The undersigned certify that:

     1. They are the duly elected and acting President and Secretary, respectively, of Univision Communications Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation").

     2. Pursuant to authority given by the Corporation's Certificate of Incorporation, the Board of Directors of the Corporation has duly adopted the following recitals and resolutions:

          WHEREAS, the Certificate of Incorporation of the Corporation provides for a class of shares known as Preferred Stock, issuable from time to time in one or more series;

          WHEREAS, the Board of Directors of the Corporation is authorized, within the limitations and restrictions stated in the Certificate of Incorporation, to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, to fix the number of shares constituting any such series, and to determine the designation thereof;

          WHEREAS, the Board of Directors of the Corporation desires, pursuant to its authority, to determine and fix the rights, preferences, privileges and restrictions of a certain series of Preferred Stock and the number of shares constituting and the designation of the series;

          NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors of the Corporation hereby establishes a series of the authorized preferred stock of the Corporation, $.01 par value per share, which series will be designated as "Series B Convertible Redeemable Preferred Stock," and which will consist of 375,000 shares (the "Preferred Shares") and will have the following rights, preferences, privileges and restrictions:

          A. Dividends and Distributions. The holders of Preferred Shares will be entitled to participate with the holders of Common Stock with respect to any dividend declared on, or other distribution in respect of, the Common Stock in proportion to the number of shares of Common Stock issuable upon conversion of the shares of the Preferred Shares held by them, and such dividend or other distribution will be paid at the same time as the dividend on, or other distribution in respect of, the Common Stock.

          B. Voting. Except as otherwise provided by law, the holder(s) of Preferred Shares will have no right to vote on any matters, questions or proceedings of the Corporation.

          C. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution will be made to the holders of shares of Common Stock or of any other stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Preferred Shares unless, prior thereto, the holders of Preferred Shares will have received payment by the Corporation in an amount equal to $1,000 per share (the "Liquidation Value").

          D. Transferability of Preferred Shares. No person holding Preferred Shares may transfer, and the Corporation will not register the transfer of, any Preferred Shares, whether by sale, assignment, pledge, encumbrance, gift, bequest, appointment or otherwise (a "transfer"), unless the transferee will have given the Corporation 30 days prior written notice of such transfer or, in the case of a transfer to a wholly-owned subsidiary of a holder, one day's prior written notice of such transfer. Any purported transfer in violation of the foregoing will be null and void. Certificates representing Preferred Shares will, at the option of the Corporation, bear a legend to such effect.

          E. Conversion. Upon the termination or expiration of any applicable waiting period under the U.S. Hart-Scott-Rodino Act of 1976 (the "HSR Act"), the Preferred Shares will automatically be converted into fully paid and nonassessable shares of the Corporation's Class A Common Stock at the rate of 28.252 shares of Class A Common Stock for each Preferred Share. The Corporation will deliver certificate(s) representing the Class A Common Stock to the holder of the Preferred Shares only upon the surrender to the Corporation or its transfer agent for the Preferred Shares of the certificate(s) representing the Preferred Shares. No fractional shares of Class A Common Stock shall be issued upon conversion of the Preferred Shares. All shares of Class A Common Stock (including fractions thereof) issuable upon conversion of the Preferred Shares by a holder shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the closing price of the Class A Common Stock on the New York Stock Exchange on the business day prior to the date of conversion.

          F. Redemption by the Corporation. If approval under the HSR Act is not obtained by June 30, 2002, the Corporation will, at the election of the holder of the Preferred Shares upon written notice to the Corporation (provided that such notice is received by the Corporation not later than 30 days following June 30, 2002), redeem all of the outstanding Preferred Shares within 30 days following the Corporation's receipt of any such notice of election by paying in cash for each such Preferred Share a price equal to (i) the Liquidation Value plus (ii) interest at a rate equal to the LIBOR rate on the date the payment was due plus 125 basis points (calculated on a 360-day year and the actual number of days the Preferred Shares have been outstanding). On and after such date of redemption, the holder of the Preferred Shares, upon surrender to the Corporation or its transfer agent for the Preferred Shares of the certificate(s) representing the Preferred Shares properly endorsed in blank or accompanied by a proper instrument of assignment or transfer in blank, will be entitled to receive payment of the redemption price by wire transfer. Notwithstanding the foregoing, if approval under the HSR Act is obtained after June 30, 2001 but before the date of redemption, then the Preferred Shares will automatically be converted into fully paid and nonassessable shares of the Corporation's Class A Common Stock in accordance with Section E hereof.

          G. Reacquired Shares. Any Preferred Shares redeemed or which will have been converted will be retired and cancelled promptly after the acquisition thereof. All such shares will upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other certificate of designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

          H. Anti-Dilution Provisions. In addition to the provision set forth in Section A above, if any of the following events occurs at any time prior to the conversion of the Preferred Shares into shares of Class A Common Stock, then the Preferred Shares shall be adjusted as described below:

               (i) Redemptions and Repurchases. If at any time there is a pro rata redemption or repurchase of the Class A Common Stock, each holder of Preferred Shares shall be entitled to participate in such redemption or repurchase in respect of such holder's Preferred Shares on the same terms and conditions and for the same consideration as would have been applicable had such holder converted such holder's Preferred Shares prior to the redemption or repurchase.

               (ii) Stock Subdivisions or Stock Consolidations. If at any time the outstanding shares of Class A Common Stock, Class P Common Stock, Class T Common Stock, and Class V Common Stock are subdivided into a greater number of shares, whether by stock split, stock dividend or otherwise, then the number of shares of Common Stock into which each Preferred Share is convertible will be increased proportionately. Conversely, if at any time the outstanding shares of Class A Common Stock, Class P Common Stock, Class T Common Stock, and Class V Common Stock are consolidated into a smaller number of shares, then the number of shares of Common Stock into which each Preferred Share is convertible will be reduced proportionately. Each adjustment to the number of shares of Common Stock into which each Preferred Share is convertible shall be effective on the record date, or if there is no record date the effective date for such subdivision or consolidation.

               (iii) Consolidation, Merger or Sale of Assets. If the Corporation shall at any time (a) consolidate with or merge into another corporation or (b) merge with another corporation and be the surviving corporation in such merger, and in connection therewith all or part of the Class T Common Stock or Class A Common Stock shall be changed into or exchanged for securities of any other entity or cash or other property, the holders of the Preferred Shares will thereafter receive, subject only to the termination or expiration of any applicable waiting period under the HSR Act, the securities, cash or other property that such holders would have received upon such consolidation or merger had such holders converted the entirety of their outstanding Preferred Shares into shares of Common Stock prior to such consolidation or merger, and the Corporation shall take such steps in connection with such consolidation or merger as may be necessary to assure that the provisions thereof shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon conversion of such Preferred Shares. A sale of all or substantially all the assets of the Corporation for a consideration (apart from the assumption of obligations) consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes. The provisions of this Section H(ii) similarly shall apply to successive mergers or consolidations or sales or other transfers.

               (iv) Notices. When any adjustments are required to be made under this Section H, the Corporation shall as promptly as practicable
     (i) determine such adjustments, (ii) prepare a statement describing in reasonable detail the method used in arriving at the adjustment and setting forth the calculation thereof, and (iii) cause a copy of such statement to be mailed to each holder of the Preferred Shares.

               (v) Computations and Adjustments. Upon each computation of an adjustment under this Section H, the number of Common Shares shall be calculated to the nearest whole share (i.e., fractions of less than one-half shall be disregarded and fractions of one-half or greater shall be treated as being the next greater integer). However, the fractional amount shall be used in calculating any future adjustments.

          RESOLVED FURTHER, that the officers of the Corporation be, and each of them hereby is, authorized and empowered on behalf of the Corporation to execute, verify and file a certificate of designation of preferences in accordance with Delaware law.

     3. The authorized number of shares of Preferred Stock of the Corporation is 10,000,000 shares, and the number of shares constituting Convertible Redeemable Preferred Stock is 375,000 (including the Series B Convertible Preferred Stock).

          IN WITNESS WHEREOF, the undersigned have executed this Certificate of Designation as of December __, 2001.


                                -----------------------------------
                                           , President
                                -----------


                                -----------------------------------
                                           , Secretary
                                -----------

                               VERIFICATION


          The undersigned,                 , the President and Secretary,
respectively, of Univision Communications Inc., a Delaware corporation, each declares under penalty of perjury that the matters set out in the foregoing Certificate of Designation are true of their own knowledge.

          Executed at Los Angeles, California, on December __, 2001.


                                -----------------------------------
                                           , President
                                -----------


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                                           , Secretary
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